Exhibit 10.7
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered as of the 24th day of May, 2017, by and between STATION CASINOS LLC, a Nevada limited liability company (the “Company”), and MARC J. FALCONE (the “Consultant”).
WHEREAS, the Company desires to engage the Consultant to render consulting services for the Company and its subsidiaries and affiliates; and
WHEREAS, the Consultant desires to be retained by the Company to render consulting services to the Company upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Consultant (each individually a “Party” and together the “Parties”) agree as follows:

1.Term of Engagement. The term of engagement (the “Term of Engagement”) shall commence on June 1, 2017 (the “Commencement Date”), and shall terminate upon the close of business on the day immediately preceding the twelfth (12th) month anniversary of the Commencement Date (the “Expiration Date”), unless earlier terminated pursuant to Section 5 below.
2.    Consulting Services. During the Term of Engagement, the Consultant shall provide consulting services as requested by the Company (the “Consulting Services”) regarding the operations of the Company and its subsidiaries and affiliates. All Consulting Services to be provided by the Consultant hereunder shall be performed solely by Consultant unless otherwise agreed in writing by the Company. The Consultant shall provide such Consulting Services to the Company by telephone and/or in person at the Company’s offices as reasonably requested by the Company.
3.    Consideration and Expenses.
3.1    Consideration. The Parties agree and acknowledge that the continued payments of Consultant’s base salary a period of twelve (12) months, pursuant to the terms of the Separation Agreement and General Release dated May 24, 2017, is fair and adequate consideration for providing the Consulting Services provided hereunder.
3.2    Business Expense Reimbursement. The Company shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred by it in performing the Consulting Services under this Agreement, provided, however, that such expenses shall not exceed Five Hundred and No/100 Dollars ($500.00) in any month without the prior written consent of the Company. The Consultant shall submit monthly invoices to the Company for such expenses, which invoices shall include, at a minimum, the amount of each expense, a description of the purpose of the expense and appropriate backup or supporting documentation.
4.    Termination. Either Party may terminate this Agreement for any or no reason upon thirty (30) days’ prior written notice to the Company. For the avoidance of doubt, in the event that the Company terminates this Agreement, the Consultant shall continue to receive the consideration provided in the Separation Agreement through the Expiration Date. Upon the expiration or earlier termination of this Agreement or at such earlier time as the Company may request, the Consultant shall deliver to an appropriate officer of the Company all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies and any other documents relating or referring to any Confidential Information (as such term is defined that Employment Agreement dated May 2, 2016, among Red Rock Resorts, Inc., the Company and the Executive) made available to the Consultant by the Company prior to or during the Term of Engagement.
5.    Independent Contractor. All services provided by the Consultant shall be performed by the Consultant directly and independently and not as an agent, employee or representative of the Company. This Agreement is not intended to and does not constitute, create, or otherwise give rise to a joint venture, partnership or other type of business association or organization of any kind by or between the Company and the Consultant. The rights and obligations of the Company and the Consultant under this Agreement shall be limited to the express provisions hereof. Specifically, and without limitation, the Consultant has no power or authority to contract for, or bind, the Company in any manner.
Consultant acknowledges and agrees that, during the Term of Engagement, Consultant will not be treated as an employee of the Company or any of its subsidiaries or affiliates for purposes of federal, state or local income or other tax withholding, nor unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act or any Workers’ Compensation law of any state or country (or subdivision thereof), or for purposes of benefits provided to employees of the Company or any of its subsidiaries or affiliates under any employee benefit plan, program, policy or arrangement (including, without limitation, vacation, holiday and sick leave benefits, insurance coverage and retirement benefits). Consultant acknowledges and agrees that, as an independent contractor, Consultant will be required, during the Term of Engagement, to pay any applicable taxes on the fees paid to Consultant, and to provide workers’ compensation insurance and any other coverage required by law.
6.    Indemnification. The Company agrees that if the Consultant is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Indemnifiable Action”), arising out of or relating to the Consulting Services as a consultant under this Agreement, the Consultant shall be indemnified and held harmless by the Company against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Consultant in connection therewith, except as otherwise prohibited by law and except to the extent that the Consultant was negligent or engaged in willful misconduct in the course of providing the Consulting Services. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement.
7.    Dispute Resolution.
7.1    Arbitrable Claims. All disputes between the Parties arising out of or relating to this Agreement or any alleged breach thereof (“Arbitrable Claims”), shall be resolved by binding arbitration set as set forth in this Section 6. Notwithstanding the foregoing, any claim for injunctive relief brought by the Company shall not be considered an Arbitrable Claim. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JUDGE OR JURY IN REGARD TO ARBITRABLE CLAIMS.
7.2    Procedure. Arbitration of Arbitrable Claims shall be in accordance with the Commercial Rules of the American Arbitration Association, as amended, and as augmented in this Agreement. Either Party may bring an action in any court of competent jurisdiction located in Clark County, Nevada, to enforce the provisions of Section 6 or to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither Party shall initiate or prosecute any lawsuit, appeal or administrative action in any way related to an Arbitrable Claim. The initiating Party must file and serve an arbitration claim within sixty (60) days of learning the facts giving rise to the alleged claim. All arbitration hearings under this Agreement shall be conducted in Las Vegas, Nevada. The Federal Arbitration Act shall govern the interpretation and enforcement of this Agreement. The fees of the arbitrator shall be divided equally between both Parties.
7.3    Confidentiality. All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any Person other than the Parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff.
8.    Compliance with Laws. The Consultant shall fully comply with all applicable federal, state and local laws, rules and regulations in performing the Consulting Services hereunder.
9.    Cooperation. The Parties agree to cooperate fully with each other in order to achieve the purposes of this Agreement and to take all actions not specifically described that may be required to carry out the purposes and intent of this Agreement.

10.    Notices. All notices, demands and requests required or permitted to be given to either Party under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:
If to the Company:        Station Casinos LLC
1505 South Pavilion Centre Drive
Las Vegas, Nevada 89135
Attention: Matthew L. Heinhold, Esq.
If to the Consultant:

11.    Entire Agreement. This Agreement and the Separation Agreement contain the entire agreement between the Parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, express or implied, between the Parties with respect hereto. No representations, inducements, promises or agreements not embodied herein shall be of any force or effect.
12.    Assignability. Neither Party shall have the right to assign any rights or obligations under this Agreement without the prior written approval of the other Party other than an assignment to a successor of the Company; provided that such successor assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law. The Parties acknowledge and agree that the provisions of this Section 11 were negotiated at arms’ length and that the Consultant received separate and adequate consideration in return for providing the Company the right to assign this Agreement.
13.    Amendment or Waiver. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by both Parties. No waiver by one Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.
14.    Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
15.    Construction. The Parties agree that this Agreement is the product of negotiations between sophisticated parties, both of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, this Agreement shall be construed as if both parties prepared this Agreement, and any rules of construction to the contrary are hereby waived.
16.    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without reference to the principles of conflict of laws thereof. In the event of any dispute or controversy arising out of or relating to this Agreement that is not an Arbitrable Claim, the Parties mutually and irrevocably consent to, and waive any objection to, the exclusive jurisdiction of any court of competent jurisdiction in Clark County, Nevada, to resolve such dispute or controversy.
17.    Headings. The headings of the sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
18.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
“COMPANY”

STATION CASINOS LLC
By: /s/ RICHARD J. HASKINS
Name:    Richard J. Haskins
Title:    President
“CONSULTANT”

By: /s/ MARC J. FALCONE
Marc J. Falcone